UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2018

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 26, 2018, Stereotaxis, Inc. (the “Company”) and a wholly owned subsidiary of the Company (the “Subsidiary”, and together with the Company, the “Borrower”) entered into a First Amendment to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank (the “Bank”) (“Modification Agreement”), amending the terms of that certain Third Amended and Restated Loan and Security Agreement dated November 7, 2017, as amended (the “Amended Loan Agreement”), to extend the maturity of the revolving line of credit under the Amended Loan Agreement from March 31, 2018 to April 25, 2019. The maximum availability under the revolving line of credit remains at $5.0 million, and the Modification Agreement provides for an interest rate during a “streamline period” equal to the prime rate subject to a floor of 4.5%. A “streamline period” occurs when the Borrower reports to the Bank that the Borrower has, for each consecutive day in the immediately preceding monthly period, maintained a liquidity ratio greater than 1.75:1.00 as determined by Bank in its discretion, and continuing so long as the streamline period has been maintained, also as determined by the Bank. Upon the termination of a streamline period, the Borrower must maintain the streamline threshold each consecutive day for one fiscal quarter, as determined by Bank in its discretion, prior to entering into a subsequent streamline period. During non-streamline periods, the interest rate is the prime rate plus 1.5%, subject to a floor of 4.5%.

In addition, the Bank and the Borrower agreed to a modification of the financial covenants under the Amended Loan Agreement by (x) eliminating the tangible net worth covenant and (y) requiring that the liquidity ratio shall at all times include not less than $1.5 million of the Borrower’s unrestricted cash and cash equivalents maintained at the Bank prior to giving effect to any advance.

The foregoing description of the Modification Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated herein by reference.

Forward Looking Statements and Additional Information

Statements are made herein or incorporated herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included or incorporated herein that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or the Company’s future performance and are subject to risks, uncertainties, and other important factors that could cause events or the Company’s actual performance or achievements to be materially different than those projected by the Company. For a full discussion of these risks, uncertainties, and factors, the Company encourages you to read its documents on file with the SEC. Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	First Amendment to Third Amended and Restated Loan and Security Agreement, dated April 26, 2018, between Silicon Valley Bank, the Company, and Stereotaxis International, Inc.

EXHIBIT INDEX

10.1	First Amendment to Third Amended and Restated Loan and Security Agreement, dated April 26, 2018, between Silicon Valley Bank, the Company, and Stereotaxis International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: April 30, 2018	By:	/s/ Martin C. Stammer
		Name:	Martin C. Stammer
		Title:	Chief Financial Officer